Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Bunge News Bureau
Bunge Limited
914-684-3246
news@bunge.com

J. Erik Fyrwald to Join
Bunge Limited Board of Directors

WHITE PLAINS, NY – December 5, 2018 – Bunge Limited (NYSE: BG) today announced that J. Erik Fyrwald has been appointed to its Board of Directors, effective immediately.

Mr. Fyrwald, 59, is currently the Chief Executive Officer of Syngenta, a leading global agriculture company, a position he has held since 2016. Mr. Fyrwald is also an Executive Director on the Syngenta Board of Directors and Chairman of the not for profit Syngenta Foundation. Prior to joining Syngenta, he served since 2012 as President and Chief Executive Officer of Univar, a leading distributor of chemicals and related services. He also previously served as President of Ecolab, a provider of cleaning, sanitation, water treatment and oil and gas products and services and as Chairman, President and Chief Executive Officer of Nalco, a water treatment and oil and gas products and services company. He was also Group Vice President of the Agriculture and Nutrition Division of DuPont from 2003 to 2008.

“Erik’s significant operational and strategic leadership experience in complex global businesses will add immediate value to our Board,” said L. Patrick Lupo, Chairman, Bunge Limited. “As an accomplished CEO with extensive expertise in agriculture, technology and innovation, Erik will provide a valuable perspective as we continue to execute our strategy and drive shareholder value.”

Mr. Fyrwald serves on the Board of Directors of Eli Lilly and Company, CropLife International and the Swiss-American Chamber of Commerce.

He holds a Bachelor of Science degree in Chemical Engineering from the University of Delaware and completed the Advanced Management Program at Harvard Business School.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the "Investors" section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 32,000 employees. Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America. Founded in 1818, the company is headquartered in White Plains, New York.
Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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